Exhibit 10.1

LEASE AGREEMENT

SECTION 1 ‑ GENERAL PROVISIONS, EXHIBITS, AND DEFINITIONS.

(a)        Parties.

(i)         Landlord:                     Sherman Properties, LLC

                                                                        9090 Kephart Dr.

                                                                        Mentor, OH 44060

                                                                        Attn: Mr. Pete Sherman

(ii)        Tenant:                        Powdermet, Inc.

                                                24112 Tungsten Road

                                                Euclid, Ohio 44123

                                                Attn: Mr. Andrew Sherman

(b)        Basic Lease Terms.

(i)         Commencement Date of Lease: November 1, 2005

(ii)        Term of Lease: fifteen (15) consecutive lease years, as defined in subsection 3(b) hereof.

(iii)       Base Rent: As set forth on Exhibit B,  payable in monthly installments.

(iv)       Permitted Use:  General commercial, manufacturing, warehouse and office purposes, subject to applicable zoning, environmental and building laws and ordinances.

(v)        Premises: The Buildings and Building Site shown on Exhibits A-1 and A-2.

(c)        Exhibits.  The following exhibits are attached to this Lease and incorporated herein by reference.

EXHIBIT A-1        ‑        Legal Description of the Building Site.

EXHIBIT A‑2        -        Plat Showing the Building and Building Site.

EXHIBIT B            -        Schedule of Rents

(d)        Definitions.  Unless otherwise expressly provided herein, or the context requires a different interpretation, the following definitions shall control the interpretation of this Lease.

(i)         “Building” means, collectively, (i) the two story building consisting of approximately 11690 square feet base plus a 2945 sq ft mezzanine; (ii) the two story building consisting of approximately 32797 square feet; (iii) the related outbuildings, storage sheds and vaults located at 24112 Tungsten Road, Euclid Ohio 44123.

(ii)        “Building Site” ‑ the approximately 10.5 acre area consisting of the Building and the adjacent parking areas and undeveloped land owned by Landlord, including all other buildings and improvements constructed thereon, as shown on the attached Exhibit A‑2.

SECTION 2 ‑ LEASE OF PREMISES.  For the rent and upon the terms and conditions set forth in this Lease, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord.

SECTION 3 ‑ TERM OF LEASE.

(a)        Commencement Date.  The Commencement Date of the Lease is set forth in Section 1(b)(i) hereof.

(b)        Lease Year.  The first lease year shall begin on the Commencement Date and shall end on the last day of the twelfth full month following the Commencement Date of this Lease.  Succeeding lease years shall each consist of a twelve (12) month period beginning with the first day of the month following the end of the prior lease year.

SECTION 4 ‑ BASE RENT.

(a)        Base Rent.  Tenant agrees to pay Landlord, without deduction or setoff, at the address shown in subsection 1(a)(i) or at such other place as Landlord may from time to time designate, the Base Rent set forth in Exhibit B hereof.  Each monthly installment of Base Rent shall be paid in advance on or before the first day of the calendar month.  Tenant’s obligation to pay rent shall begin on the Commencement Date of the Lease.  It is the purpose and intent of Landlord and Tenant that the Base Rent shall be absolutely net to Landlord except for the items to be paid by Landlord and specifically set forth in this Lease Agreement, so that this Lease shall yield, net to Landlord, the Base Rent specified in Exhibit B hereof during the term hereof, and that all costs, expenses and charges of every kind and nature relating to the Building (other than those specifically assumed hereunder by Landlord) which may arise or become due during the term of this Lease shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

~~(b)~~   Reserve Account~~.  For each of the first five (5) lease years, after Landlord has paid all amounts due to the holder of any note and mortgage secured by a lien against the Premises, all amounts payable with respect real property taxes (or similar taxes) imposed against the Building or the Building Site, any insurance premiums with respect to the Building or the Building Site and any Operating Expenses incurred by Landlord and not reimbursed by Tenant, plus a reserve amount equal to thirty-five percent (35%) of the total Base Rent paid by Tenant in such lease year, Landlord shall deposit the remaining Base Rent paid by Tenant in a reserve account (the “Reserve Account”) to be applied to make alterations and improvements to the Premises.  Landlord and Tenant shall meet annually, no later than sixty (60) days after the end of each such lease year, to determine one or more improvements to the Premises to be completed by funds from the Reserve Account.  In the event of a dispute between Landlord and Tenant with respect to the application of the funds in the Reserve Account, Landlord shall have the right to apply such funds to such improvements as Landlord, in its reasonable judgment, shall deem appropriate.~~

SECTION 5 ‑ ADDITIONAL RENT. Any rents or other charges not included in Base Rent which Tenant herein expressly or impliedly covenants or agrees to pay howsoever the same may be denominated shall hereinafter be referred to as “Additional Rent.”  Landlord shall have the same rights and remedies as are provided for herein at law or in equity for the nonpayment of Additional Rent as Landlord shall have for the nonpayment of Base Rent.  All taxes, premiums, charges, costs, and expenses which Tenant assumes or agrees to pay under any provisions of this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay the same as herein provided, all other damages, costs and expenses which Landlord may suffer or incur, and any and all other sums which may become due, by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants, and conditions of this Lease on Tenant’s part to be performed, and each or any of them, shall be deemed to be Additional Rent.  In addition to the Base Rent, during the term of this Lease and any extension or renewal hereof, Tenant shall pay all of the following expenses incurred by the Landlord relating to the Premises (collectively, “Operating Expenses”) all costs and expenses of any kind, nature, and description incurred by the Landlord in connection with the maintenance, operation, care and repair of the Building or the Building Site ~~(other than landscaping or grounds-keeping charges)~~ which Landlord determines are desirable for the operation and maintenance of the Building or the Building Site in accordance with the standard maintained in the Euclid, Ohio area for similar buildings and building sites.  Tenant shall also reimburse landlord for property taxes and insurance premiums, if paid for by the landlord, when due.  The foregoing additional charges and Operating Expenses shall be paid by Tenant to Landlord within thirty (30) days of the date that Landlord submits an invoice for such charges to Tenant (or, the due date of such item if earlier).

SECTION 6 ‑ CONSTRUCTION OF TENANT IMPROVEMENTS.

(a)        Delivery of Premises.  Possession of the Premises shall be delivered to Tenant on the Commencement Date.

(b)        Condition of Building.  On the Commencement Date, Tenant will accept delivery of the Premises, together with any building(s), fixtures, equipment, and improvements thereon, in their present condition “AS IS, WHERE IS”, subject to all faults and patent and latent defects. Tenant represents and warrants that it has not relied upon any representations or warranties as to the state or condition of the Building made by Landlord, any persons comprising Landlord, or any representatives, employees, former employees, or agents of Landlord.  Tenant does not require Landlord to make any improvements, repairs or replacements to the Premises, other than those agreed upon in writing and listed in Exhibit A3.  Landlord makes no warranty whatsoever as to condition, state of repair, fitness, fitness for a particular purpose or otherwise with regard to the Building or the fixtures, equipment, or improvements to be located thereon.

SECTION 7 ‑ USE OF PREMISES BY TENANT.  Tenant shall use the Premises solely for the purposes specified in subsection 1(b)(vi) hereof, and shall not engage in any business or permit any use of the Premises which is forbidden by law, ordinance, or government regulation, ~~or which may increase the premium cost of or invalidate any policy of insurance carried on the Premises or covering its operation.  In the event that Tenant’s use of the Premises increases the premium cost of insurance carried on the Building or the Building Site, Tenant shall pay any such increase.~~  Tenant agrees that the Premises shall be used and occupied subject to, and in accordance with, all laws, rules, regulations, ordinances, restrictions, and any certificate of occupancy.  Tenant shall not use or occupy, nor permit or suffer, the Premises or any part thereof to be used or occupied for any unlawful or illegal business, use or purpose, nor for any disreputable business, use or purpose, nor in such manner as to constitute a nuisance of any kind.  Tenant shall immediately upon the discovery of any such unlawful, illegal, or disreputable use take all necessary steps, legal and equitable to compel the discontinuance of such use and to oust and remove any subtenants, occupants, or other persons guilty of such unlawful, illegal, or disreputable use.  Tenant shall not (either with or without negligence) cause or permit the escape, disposal, or release of any hazardous substances or materials in the Premises.

SECTION 8 ~~–~~ REAL PROPERTY TAXES.  ~~Landlord shall be responsible for payment of all real property taxes and assessments levied or assessed against the Building or the Building Site~~.

SECTION 9 ‑ IMPROVEMENTS.

(a)        Prior Consent Required.  Tenant shall not make or permit to be made any significant alterations or improvements to the Premises outside without Landlord’s prior written consent.  Any alterations or improvements ~~which may be permitted by Landlord~~ shall be upon the condition that Tenant shall promptly pay all costs, expenses, and charges thereof, shall make such alterations or improvements in accordance with applicable laws and building codes and in a good and workmanlike manner, and shall fully and completely indemnify Landlord against any mechanic’s lien or other liens or claims in connection with the making of such alterations and improvements.  Tenant shall promptly repair any damage to the Building or to the Building Site caused by any alterations or improvements made by Tenant.

Exhibit 10.1

(b)        Removal of Improvements.  Except as otherwise provided herein, all alterations and improvements by Tenant shall become the property of Landlord and shall not be removed from the Premises.  All trade fixtures, furniture, and furnishings installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and may be removed upon the expiration of the term of this Lease; provided (i) that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal and (ii) that Tenant shall have fully performed all of the covenants and agreements to be performed by Tenant under the provisions of this Lease.  If Tenant fails to remove such items from the Premises prior to the expiration or earlier termination of this Lease, all such trade fixtures, furniture, and furnishings shall become the property of the Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove such trade fixtures, furniture, and furnishings and restore the Building to its prior condition.  To the extent that any additions or improvements by Tenant include the installation of wires and/or lines for telecommunication or computers, such wires shall be clipped and tagged for identification purpose when installed and, upon the expiration of this Lease, Landlord shall have the right to require Tenant’s removal thereof in accordance with the provisions of this subsection 9(b).

SECTION 10 ‑ REPAIRS BY LANDLORD.  In the event that Tenant shall not maintain the Premises as required by this Lease, Landlord shall have the right, but not the obligation, to perform, or cause to be performed, any repairs that the Landlord shall deem necessary with respect to the Premises and all costs incurred by Landlord shall be paid by Tenant within thirty (30) days of receipt by Tenant of Landlord’s invoice therefore. Any amounts expended by Landlord pursuant to this Section 10 shall be deemed Operating Expenses payable by Tenant and shall constitute Additional Rent payable hereunder.  Landlord agrees to provide written notice 15 days prior to performing any such maintenance with an estimate of repair costs, and shall give the tenant reasonable time, not to exceed 30 days, to perform said maintenance or repairs.

SECTION 11 – REPAIRS AND MAINTENANCE OF THE PREMISES BY TENANT.  Tenant shall keep the Premises and every part thereof and any fixtures, facilities, or equipment contained therein, including, without limitation, the electrical, water, water heating, wastewater, and heating, ventilating, overhead pipe systems and air conditioning systems serving the Building or the Building Site in good condition and repair, and shall make any replacements thereof.  Tenant shall also repair or replace all structural elements of the Building, including, without limitation, the foundations, exterior walls, roof, doors and windows and shall replace any broken and cracked glass on windows and doors situated in the Building.  Tenant shall not permit any waste, damage, or injury to the Premises.  Tenant shall be responsible for all maintenance related to the Premises, other than as provided below, and shall contract for and obtain all necessary service, including, without limitation, janitorial and waste removal services, necessary to maintain the Premises in a safe, healthy and clean manner.  ~~Notwithstanding the foregoing, Landlord shall be responsible for maintaining all landscaping and grounds-keeping for the Premises~~.

SECTION 12 ‑ INSURANCE.

(a)        Commercial Liability Insurance.  Tenant agrees to carry commercial general liability insurance covering the Premises and Tenant’s use thereof in companies and in a form satisfactory to Landlord, with a minimum combined single limit of [One Million Dollars ($1,000,000.00)] for liability on account of bodily injury and property damage.  Tenant shall deposit such policy or policies (or certificates thereof) with Landlord prior to the Commencement Date. Such policy or policies shall name Landlord and Tenant as additional insureds and shall bear endorsements to the effect the insurer agrees to notify Landlord not less than ten (10) days in advance of any modification or cancellation thereof.

(b)        Landlord’s Liability.  Landlord shall not be liable: (i) for any damage to Tenant’s property located in the Premises, regardless of the cause of such damage, or (ii) for any acts or omissions of other tenants of the Building, if any, or (iii) for any condition of the Premises whatsoever unless Landlord is responsible for the repair thereof and has failed to make such repair after notice from Tenant of the need therefor and the expiration of a reasonable time for the making of such repair.

(c)        Fire and Extended Coverage Insurance.  Tenant agrees to carry, or pay the premiums for if the policy is in the landlords name, policies insuring the Building and all permanent improvements within the Building Site against fire and such other perils as are normally covered by a “special form” (formerly known as “all‑risk”) policy of property insurance, in a mutually agreed upon amount not to exceed eighty percent (80%) of the value thereof, together with insurance against such other risks and in such amounts as Landlord deems appropriate.  Tenant agrees to carry insurance against fire and such other risks as are normally covered by a “special form” (formerly known as “all‑risk”) policy of property insurance for tenant’s personal property for at least $500,000.  ~~in an amount equal to at least one hundred percent (80%) of the replacement cost of Tenant’s trade fixtures, furniture, furnishings, special equipment, and all other items of personal property of Tenant located on or within the Premises.~~  Upon written request, each party shall furnish the other with a certificate evidencing such coverage.

(d)        Mutual Waiver of Subrogation.  Landlord and Tenant each agree to cause to be included in their respective policies of insurance the agreement of the issuer thereof that such policies shall not be invalidated by a waiver of claims by the insured against the Landlord or Tenant, as the case may be, and each will furnish evidence thereof to the other.  In addition, but not in limitation of any other waiver herein, Landlord and Tenant each hereby waive any claim against the other for any loss resulting from any cause, including the negligence of the other, to the extent of the insurance proceeds available therefor.

(e)        Compliance with Regulations.  Tenant agrees to comply with all applicable rules, regulations, and requirements of any federal, state, county, or municipal authority, and the rules, regulations, and requirements of fire rating organizations and underwriters.  Tenant, at Tenant’s cost and expense, shall make all replacements, alterations, and any and all repairs to the Premises required to comply with such rules, regulations, and requirements.

Exhibit 10.1

SECTION 13 ~~‑~~ EMINENT DOMAIN~~.  If at any time during the term of this Lease the Building or any material portion of the Building Site is taken, in whole or in part, for public or quasi‑public use or is condemned under eminent domain or conveyed under threat of such a taking or condemnation, either party may terminate this Lease effective on the date of such taking or conveyance, and Tenant shall not be entitled to claim or have paid to Tenant any compensation or damages whatsoever for or on account of any loss, injury, damage, taking, or conveyance of any right, interest, or estate of Tenant, and Tenant hereby relinquishes and assigns to Landlord any rights to any such damages.  Landlord shall be entitled to claim and have paid to it, for the use and benefit of Landlord, all compensation and damages for and on account of or arising out of such taking, condemnation, or conveyance, without deduction from the amount thereof for or on account of any right, title, interest or estate of Tenant in or to such property.  Tenant, upon request of Landlord, shall execute any and all releases, transfers, or other documents as shall be required by such public or quasi‑public authority to effect and give further evidence and assurance of the foregoing.~~

SECTION 14 ‑ DEFAULT.

(a)        Default.  An event of default (“Event of Default”) under the terms and conditions of this Lease shall be deemed to have occurred if:

(i)         Tenant fails to pay Base Rent, Additional Rent or charges, or any other sums due under this Lease or otherwise to Landlord, [and such failure continues for ten (10) days after written notice from Landlord];

(ii)        Tenant fails to maintain insurance as required by this Lease, and such failure continues for a period of three (3) days after written notice from Landlord;

(iii)       Tenant vacates the Building or permits waste to be committed or any unnecessary damage done upon or to the Premises, and such condition continues for a period of thirty (30) days after written notice from Landlord;

(iv)       Tenant fails to perform or comply with any other condition or term of this Lease and such failure continues for a period of ten (10) days after written notice from Landlord;

(v)        Tenant makes an assignment for the benefit of creditors or Tenant is subjected to receivership;

(vi)       A petition in bankruptcy is filed by or against Tenant, or Tenant is declared insolvent in any way; or

(vii)      The Premises or Tenant’s assets or property therein are levied upon or attached under process against Tenant, which is not satisfied or dissolved within ten (10) days after such levy.

(b)        Landlord’s Remedies.  Upon the occurrence of an Event of Default hereunder, Landlord may pursue any of the following remedies:

(i)         Landlord may declare the term of the Lease ended and re‑enter and take possession of the Premises.  Tenant shall be notified of such election by Landlord by delivery of written notice to vacate, stating that the Lease has been terminated and specifying the date of termination, which shall not be less than three (3) days from the date of such notice.  In the event of such termination, Tenant shall peacefully surrender the Premises to Landlord on the date set forth in the notice.  Thereafter, Landlord may re‑enter the Premises without further notice and repossess it by summary proceedings or otherwise, and may have, hold, and enjoy the Premises and the right to receive all rental income therefrom, free and clear of any claim on the part of Tenant.

(ii)        Without terminating this Lease and without notice, except as is required by law, Landlord may re‑enter the Premises by summary proceedings or otherwise and dispossess Tenant.  No re‑entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination of this Lease is decreed by a court of competent jurisdiction.  In the event of such re‑entry, Landlord may, without being obligated to do so, in its own name but as agent for Tenant, relet the whole or any portion of the Premises, or the whole or any portion thereof with additional space, for any period equal to, greater, or less than the remainder of the original term of this Lease, for any sum (including any rental concessions and rent‑free occupancy) which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate.  In the event of any reletting, Landlord shall apply the rent therefrom first to the payment of Landlord’s expenses, including attorney’s fees incurred by reason of Tenant’s default, commissions, and the repairs, renovation, or alteration of the Premises, and then to the payment of rent and all other items due from Tenant hereunder, Tenant remaining liable for any deficiency.

(iii)       Any obligation imposed by law upon Landlord to relet the Premises shall be subject to the normal standards and requirements of Landlord for acceptance of any tenant.  The failure of Landlord to relet, or if relet, to collect the rent under such reletting, shall not release or affect Tenant’s liability for damages hereunder.

(iv)       Should any rent collected by Landlord as provided in this Section 14 be insufficient to fully pay to Landlord a sum equal to all rent reserved herein and other charges payable hereunder for the remainder of the term herein originally demised, Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to all such rent and other charges payable hereunder, shall survive the issuance of any dispossessor warrant or other cancellation or termination hereof, and Landlord shall be entitled to retain any surplus.  Landlord shall have the right, in place and instead of holding Tenant so liable, forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, in addition to any other damages becoming due, an aggregate sum which, at the time of the termination of this Lease or of the recovery of possession of the Premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the rent and all the charges payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only rent to Landlord for the use and occupation of the Premises, but also such Additional Rent and other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term.

(v)        In the event of a default or threatened default by Tenant of any of the terms, provisions, covenants, conditions, and Rules and Regulations of this Lease, Landlord shall have the right to injunction and the right to invoke any remedy permitted to Landlord in law or in equity.  All remedies available to Landlord are declared to be cumulative and concurrent.  No termination of this Lease nor any taking or recovering of possession of the Premises shall deprive Landlord of any of its remedies or actions against Tenant.

(vi)       Without limiting the generality of the foregoing, in determining Landlord’s loss, Landlord may accelerate all base rent and additional rent due for the balance of the term of this Lease, discounted at the rate of 8 percent (8%) per annum, and declare the same immediately due and payable.  In determining the amount of any additional rent payments for purposes of this computation, Landlord may make such determination based upon the amount of the additional rent payable by Tenant for the twelve (12) month period immediately preceding Tenant’s default and assume that the same increases at the rate of 3 percent (3%) per annum.

SECTION 15 ‑ ASSIGNMENT AND SUBLETTING.

(a)        Prior Approval Required for Assignment.  This Lease shall not be assigned, mortgaged, pledged, encumbered, or in any other manner transferred by the Tenant, voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of Landlord.

(b)        Permitted Subletting.  The Premises, or any portion thereof, may be subleased by Tenant to any third party without the prior approval of Landlord, subject to the following: (i) the provisions of Section 15(c) shall be applicable to any sublease; (ii) any subtenant shall comply with all of the terms and conditions of this Lease, including the Permitted Use specified in Section1(b)(iv) hereof; (iii) a subtenant’s occupancy of the Premises shall be in compliance with all applicable laws.  Any other subletting of the Premises shall require the prior written consent of Landlord.

(c)        Consent not a Release.  If Tenant shall at any time during the term of this Lease sublet all or any part of the Premises or assign or transfer this Lease, either with or without the consent of Landlord, Tenant shall nevertheless remain fully liable under all of the terms, covenants, and conditions of this Lease.  If this Lease is assigned, or if the Premises or any part thereof are subleased, used, or occupied by anybody other than Tenant, Landlord may collect from the assignee, sublessee, or occupant any rent or other charges payable by Tenant under this Lease and apply the amount collected to the rent and other amounts due from Tenant hereunder, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee, or occupant as a tenant or a release of Tenant from the obligations of Tenant under this Lease.

SECTION 16 ‑ DAMAGE OR DESTRUCTION.

(a)        Termination.  If (i) the Building is damaged to the extent of more than twenty‑five percent (25%) of the cost of replacement thereof, (ii) the proceeds of Landlord’s insurance recovered or recoverable as a result of damage to the Building are insufficient to pay fully for the cost of replacement of the Building, (iii) the  Building shall be damaged as a result of a risk which is not covered the building insurance policy, or (iv) the Building is damaged in whole or in part during the last two (2) years of the lease term or of the Renewal Term hereof; then, in any such event, Landlord may terminate this Lease by notice given within ninety (90) days after such event and upon the date specified in such notice, which shall be not less than thirty (30) days nor more than sixty (60) days after the giving of such notice, this Lease shall terminate, and Tenant shall vacate and surrender the Building to Landlord.  If the damage or any repairing or restoration resulting therefrom shall render the Building untenantable, in whole or in part, a proportionate abatement of the rent shall be allowed from the date when the damage occurred until completion of the repairs or restoration or, in the event Landlord elects to terminate this Lease, until such date of termination.

(b)        Repair or Restoration.  If this Lease is not terminated as provided in subsection 16(a), Landlord, at Landlord’s expense, shall proceed with the repair or restoration of the Building and of the Building.  All repairs and restoration of the Building not included in Landlord’s work shall be performed by Tenant promptly and diligently, at Tenant’s own expense.  Upon the completion of Landlord’s work, Tenant shall promptly replace, at Tenant’s own cost, all of Tenant’s fixtures, furnishings, and other appurtenances necessary to conduct Tenant’s business in the Building.

SECTION 17 ‑ ENTRY AND REIMBURSEMENT RIGHTS OF LANDLORD.  Landlord reserves the right at all reasonable times to go upon and inspect the Premises and every part thereof, and, at Landlord’s option, to make repairs, alterations, and additions to the Premises.  Any such inspections, repairs, alterations, or additions shall be conducted in such a manner as to minimize any impact on tenants full use of the property, and shall be conducted with tenant’s representative present in occupied buildings were hazardous materials or operations are present.  If Landlord shall make any payments on behalf of Tenant which are Tenant’s obligation in order to fulfill Tenant’s covenants, then any amounts so paid by Landlord are agreed and declared to be additional charges, and shall be due and payable to Landlord by Tenant upon submission to Tenant of an invoice, bill, or statement therefor.

SECTION 18 ‑ SUBORDINATION.

(a)        Subordination of Lease to Mortgage.  Landlord reserves the right to demand and obtain from Tenant a waiver of priority, in recordable form, subordinating Tenant’s Lease in favor of any mortgage lien placed upon the Building Site from time to time by Landlord; provided that Landlord shall procure from any such mortgagee an agreement providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, Tenant’s tenancy will not be disturbed nor this Lease affected by any default under such mortgage, and Tenant agrees that this Lease shall remain in full force and effect even though default in the mortgage may occur.  Any such agreement may require Tenant to notify the mortgagee of any Landlord default hereunder, and may include other similar conditions, provided such conditions do not materially and adversely affect Tenant’s rights hereunder.

(b)        Lease Subject to Recorded Documents.  This Lease is subject to, and Tenant covenants to comply with, all lawful easements, covenants, and restrictions of record pertaining to the Building Site and any easements appurtenant thereto.

SECTION 19 ‑ NO WAIVER BY LANDLORD.  No waiver of any of the terms, covenants, provisions, and conditions of this Lease, or of the Rules and Regulations, and no waiver of any legal or equitable relief or remedy, shall be implied by the failure of Landlord to assert any rights or to declare any forfeiture, and no waiver of any of such terms, covenants, provisions, and conditions of this Lease, or the Rules and Regulations, shall be valid unless it shall be in writing and signed by Landlord.  No waiver by Landlord or forgiveness of performance by Landlord in respect to one or more tenants shall constitute a waiver of forgiveness of performance in favor of Tenant, or any other tenants, nor shall the waiver or forgiveness of performance of any one or more of the terms, covenants, provisions, and conditions of this Lease or the Rules and Regulations, be claimed or pleaded by Tenant to excuse a subsequent failure of performance of any of the terms, covenants, provisions, and conditions of this Lease or the Rules and Regulations.

SECTION 20 ‑ VACATION OF PREMISES; HOLDOVER.  Upon the expiration of this Lease or its prior termination, Tenant shall surrender possession of the Premises (including all Tenant’s improvements and replacements thereof) and all fixtures permanently attached to the Building during the term (except for trade fixtures which Tenant is permitted to remove and such fixtures as Landlord shall direct Tenant to remove) in as good condition and repair as at the commencement of the term hereof, except for loss by fire or other casualty covered by the insurance maintained hereunder, a taking pursuant to powers of eminent domain, and ordinary wear and tear.  If Tenant remains in possession of the Premises after the expiration of the Term of Lease, as the same may be extended pursuant to the terms hereof, Tenant shall be deemed to be a tenant of the Premises on a month-to-month basis upon the same terms and provisions hereof, except for the Term of Lease and Tenant shall pay Base Rent in an amount equal to 150% of the Base Rent payable hereunder during last month of the Term.

SECTION 21 ‑ INDEMNIFICATION BY TENANT.  Tenant shall, to the maximum extent permitted by law, indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims, and demands of every kind or nature, including reasonable counsel fees, by or on behalf of any person, party or governmental authority whatsoever arising out of: (a) any failure by Tenant to perform any of the agreements, terms, covenants, or conditions of this Lease on Tenant’s part to be performed when due, (b) any accident, injury, or damage which shall happen in or about the Premises or appurtenances, however occurring, and maintenance, alteration, repair, use, or operation of the Premises, or any part thereof, during the Term, (c) failure to comply with any laws, ordinances, requirements, orders, directions, rules, or regulations of any federal, state, county, or city governmental authority, (d) any mechanic’s lien, conditional bill of sale, or chattel mortgage filed against the Premises or any equipment therein or any materials used in the construction or alteration of any building(s), fixtures, or improvements thereon, (e) Tenant’s possession of the Premises and/or the operation of its business on the Premises, or (f) construction of any improvements to the Premises by Tenant.

SECTION 22 ‑ MECHANICS LIENS.  Tenant shall not permit any lien, mortgage, or other encumbrance to attach to the Building, the Building Site or upon any interest of Landlord or Tenant in the Building Site or in the building(s), fixtures, or improvements thereon; it being agreed that should Tenant cause any alterations, rebuilding, replacements, changes, additions, improvements, or repairs to be made to the Premises, or cause any labor to be performed or materials to be furnished therein, thereon or thereto, Landlord shall not under any circumstances be liable for the payment of any expense incurred or for the value of any work done or materials furnished, but all such alterations, rebuilding, replacements, changes, addition, improvements and repairs, and labor and material, shall be made, furnished and performed at Tenant’s expense and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen furnishing and performing such labor and material.  If, because of any act or omission (or alleged act of omission) of Tenant, any mechanic’s or other lien, charge or order for the payment of money shall be filed against the Building Site, the Building or fixtures or improvements thereon, or against Landlord or any conditional bill of sale or chattel mortgage shall be filed for or affecting any equipment or any materials used in the construction or alteration of, or installed in, any such building(s) or improvement(s) (whether or not such lien, charge or order, conditional bill of sale, or chattel mortgage is valid or enforceable as such), Tenant shall, at its sole cost and expense, cause the same to be canceled and discharged of record or bonded within thirty (30) days after notice of filing thereof.

SECTION 23 ‑ ESTOPPEL CERTIFICATES.  Upon receipt of Landlord’s written request, Tenant shall promptly execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing (and in form and substance satisfactory to Landlord) certifying to such of the following facts as are true:  (a) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and other charges hereunder have been paid and the amount of any security deposited with Landlord; (c) that all conditions precedent to the Lease taking effect have been satisfied; (d) that Tenant has accepted possession, the lease term has commenced, and Tenant is occupying the Premises; and (e) that Tenant knows of no default under the Lease by the Landlord and that there are no defenses or offsets which Tenant has against enforcement of this Lease by Landlord.  Such statement shall also specify the actual Commencement Date and the expiration date of the Lease.  Tenant shall also execute and deliver any other forms, documents, certificates, and agreements reasonably required by any mortgage lender or purchaser of the Building Site, provided there is no resulting material adverse change in Tenant’s rights hereunder.

SECTION 24 ‑ QUIET ENJOYMENT.  Landlord hereby covenants and agrees that if Tenant performs all the covenants and agreements herein stipulated to be performed on Tenant’s part, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises without hindrance from Landlord or any person or persons lawfully claiming the Premises, subject, however, to the terms of this Lease and all instruments to which this Lease is subordinate.

SECTION 25 ‑ UTILITIES. Tenant shall be responsible for the cost of all utilities (and related charges) used on or furnished to the Premises, including electricity, natural gas, telephone and water and sewer charges (including the cost of an annual inspection and repair and replacement of the water meter and back‑flow prevention device, if applicable).  Except as otherwise provided herein, Tenant shall pay for all utilities used on or furnished to the Premises directly to the entity providing each utility service.

SECTION 26 ‑  TRANSFER OF LANDLORD’S INTEREST; LIABILITY OF LANDLORD.

(a)        Transfer by Landlord.  If Landlord should sell or otherwise transfer Landlord’s interest in the Building Site, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modification or amendment hereof or extensions or renewals hereof, except for such liabilities as have accrued prior to the date of such sale or transfer of Landlord’s interest.

(b)        Landlord not Liable for Injury or Damage. Tenant is and shall be in exclusive control and possession of the Premises as provided herein, and except for Landlord’s gross negligence or intentional misconduct, neither Landlord nor its affiliates, partners, shareholders, officers, directors, employees, successors, and assigns shall in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Premises, nor for any loss, injury or damage to any property of Tenant, or of any other person contained therein. Landlord and its agents shall have no responsibility for the care or safety of any cash or property of any kind, type, or nature kept on the Building by Tenant, or for the criminal acts of third parties.  Landlord and its agents shall not be liable for any theft, damage, or injury occasioned by failure to keep the Building secured, heated, cooled, or in repair, or for any bodily injury or property damage done or occasioned by or from structural failure or collapse of plumbing, gas, water, steam or other pipes, or sewage, or the bursting, leaking, or running of any water outlet, container, or fixture, in, above, upon, or about the Building, nor for any injury or damage occasioned by wind, snow, or ice being upon or coming through the roof, skylight, windows, doors, parking, road, or sidewalk areas, or otherwise, nor for any injury or damage arising from the omission of any of the utilities or services supplied or due to be supplied by Landlord, or from acts of negligence or willfulness of co‑tenants or other occupants or users of the Building Site, except to the extent caused by the gross negligence of Landlord or its employees, agents, or representatives.  The provisions hereof permitting Landlord to enter and inspect the Premises are made for the purpose of enabling Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants, and conditions hereof, and to do such acts as Tenant shall fail to do.

Exhibit 10.1

SECTION 27 ‑ RIGHTS RESERVED.  Landlord reserves the right to make any alterations, repairs, improvements, or additions in or to the Building Site, the Building, the fixtures, and equipment thereof, the street entrances, doors, halls, corridors, passages, elevators, stairways, or other facilities which Landlord may deem necessary or desirable, if reasonable under the circumstances; provided, however, that such activities shall not unreasonably interfere with or disturb Tenant’s business or occupancy. Any or all of the foregoing rights may be exercised by Landlord without being deemed an eviction or disturbance of Tenant’s use and possession of the Premises, and without right of deduction, set-off, or abatement of the rents reserved, charges for operating expenses, or taxes and additional and other charges payable by Tenant hereunder or otherwise relieving Tenant from payment and performance of Tenant’s obligations hereunder.

SECTION 28 ‑ MISCELLANEOUS PROVISIONS.  The laws of the State of Ohio shall govern the validity, performance, and enforcement of this Lease.  The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision of this Lease or the Lease itself.  The submission of this document for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and becomes effective only upon execution and delivery thereof by Landlord and Tenant.  All negotiations, considerations, representations, and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties.  This Lease shall not be recorded.  A memorandum of lease describing the Building Site, giving the commencement date and term of this Lease and renewal rights, if any, and referring to this Lease, may be executed and may be recorded by either party.  The agreements, terms, covenants, and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective successors and, except as otherwise provided herein, their assigns.

SECTION 29 – SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of fifteen thousand ($15,000) (the “Security Deposit”) as security for the full and faithful performance of each of the obligations and covenants imposed upon Tenant under this Lease.  Notwithstanding the foregoing, if Tenant shall have fully and faithfully performed all of its obligations under this Lease as of the last day of each of the first four (4) lease years hereunder, Landlord shall credit against Tenant’s first payment of Base Rent due in the next succeeding lease year (i.e. the first payment in the second, third, fourth and fifth lease years), an amount equal to five thousand dollars ($5,000) and the Security Deposit shall be reduced by any amount so credited.  If Tenant defaults in the payment of Base Rent, Additional Rent or in the performance of any of the other covenants or obligations imposed upon Tenant under this Lease, then Landlord, at Landlord’s election, without notice and without terminating this Lease, may apply the funds so deposited as security to the payment of any Rent due hereunder or to the remedy of any other default hereunder, or to terminate this Lease by reason of any such default and retain such funds as liquidated damages for any such default and not by way of penalty.  Any action taken by Landlord pursuant to this Section 29 shall not be construed to be a waiver of any other rights or remedies of Landlord, or of any of Landlord’s rights to enforce any such right or remedy, in case of any subsequent default.  If the security deposit or any part thereof is used, applied or retained in curing any default, Tenant shall, within 10 business days, deposit with Landlord as additional security an amount in each case  equal to the amounts so used, applied or retained, and if Tenant shall fail to do so, such failure shall constitute a default under this Lease, affording Landlord the same rights and remedies as a default in payment of Base Rent.

Exhibit 10.1

SECTION 30 - ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION.

(a)        Environmental Compliance.  Tenant shall, and Tenant shall cause all employees, agents, contractors, subcontractors, subtenants, invitees, licensees and assignees of Tenant and any other persons present on or occupying the Premises to conduct all activities on the Premises, and to keep and maintain the Premises, including, without limitation, the soil and groundwater thereof, in compliance with all Environmental Laws (as hereinafter defined).  During the term of this Lease, Tenant shall not conduct any activities on the Premises in violation of any Environmental Laws, nor shall Tenant cause or permit any conditions on the Premises, including conditions relating to the soil and groundwater thereof, that violate any Environmental Laws.

(b)        Handling of Hazardous Materials.  Neither Tenant nor any employees, agents, contractors, subcontractors, invitees and licensees of Tenant nor any other persons occupying or present on the Premises shall:  (i) use, generate, manufacture, or store in, on, under or about the Premises or transport to or from the Premises any Hazardous Materials (as hereinafter defined) except as such may be required in connection with the permitted uses of the Premises and then only to the extent permitted by and in full compliance with Environmental Laws after obtaining all necessary permits and licenses therefor; or (ii) cause or permit the disposal or release of any Hazardous Materials, debris, or wastes (including without limitation, any hazardous waste) in, on, under, about or from the Premises or any adjoining property.

(c)        Environmental Laws.  For the purposes of this Agreement, “Environmental Laws” shall include the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conversation and Recovery Act; the Clean Air Act; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Refuse Act of 1989; the Emergency Planning and Community Right-to-Know Act; and the Occupational Safety and Health Act; as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances, including without limitation those which regulate or pertain to hazardous materials, substances or environmental matters.

(d)        Hazardous Materials.  For the purposes of this Agreement, the term “Hazardous Materials” shall mean (i) any substance, chemical, waste or organism that is hazardous, toxic, pathogenic, flammable, explosive, radioactive or dangerous, including, without limitation, any substances defined as or included in the definition of "hazardous substances," “extremely hazardous substance,” "hazardous wastes," "hazardous materials," “hazardous air pollutants” or "toxic substances" under any Environmental Laws; (ii) oil,  petroleum or petroleum products, by-products or wastes; (iii) polychlorinated biphenyls (PCB's), asbestos, dioxins, dibenzofurans, urea-formaldehyde, or any material containing the previously mentioned substances, lead based paint; and (iv) any insecticides, fungicides and rodenticides.

(e)        Notice Requirement.  Tenant shall immediately advise Landlord in writing of, and upon Landlord’s request, provide copies of documents pertaining to:  (i) any notices or citations received by Tenant or of which Tenant is aware pertaining to the Premises or Tenant's operations thereon of a violation or potential violation of any Environmental Laws or relating to the use, storage, generation, removal, closure, remediation, containment, disposal or transportation of, or in any other way relating to, any Hazardous Materials; (ii) any and all enforcement, cleanup, removal or other governmental, administrative or regulatory actions instituted, completed or threatened pursuant to any Environmental Laws; and (iii) all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials or violation of Environmental Laws.

(f)        Governmental Citations.  If at any time Tenant receives notice or is cited as set forth in subsection (e) above by any governmental authority, Tenant shall within twenty-four (24) hours from receipt thereof, provide a true copy of said citation to Landlord.  Within ten (10) days from receipt of said notice or citation, Tenant shall either: (i) commence and immediately prosecute to completion such remedial action as may be necessary in order to have the Premises comply with the Environmental Laws or (ii) post such security as Landlord requests and commence legal proceedings before a court or other tribunal having jurisdiction thereover contesting the validity and/or applicability of the Environmental Laws cited as a violation, and diligently prosecute such matter to a final judgment or decision.  The obligations of Tenant as set forth in this Section 21 shall also apply in the event that Landlord receives notice or is cited as set forth in subsection (e) for conditions arising from or relating to Tenant’s activities on or occupation of the Premises.  These obligations are conditioned upon Landlord providing Tenant a copy of said notice or citation.

(g)        Environmental Indemnification.  Tenant shall be solely responsible for, and Tenant hereby indemnifies and agrees to defend and hold harmless Landlord, its shareholders, directors, officers, employees, agents, successors and assigns, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, transportation, release, threatened release, discharge or disposal by Tenant, or any employees, agents, contractors, subcontractors, invitees, licensees, subtenants or assignees of Tenant, of Hazardous Materials in, on, under, about or from the Premises, or a violation of Environmental Laws, including, without limitation:  (i) all foreseeable consequential damages; (ii) the cost of any required or necessary repair, cleanup or remediation of the Premises, including the soil and groundwater thereof, and the preparation and implementation of any closure, remedial or other required plans; (iii) damage to any natural resources; and (iv) all reasonable costs and expenses incurred by Landlord in connection with clauses (i), (ii), and (iii), including but not limited to reasonable attorneys' and consultants' fees.

(h)   Remedial Measures.  Without Landlord’s prior written consent, Tenant shall not take any action or remedial action or commence any legal proceedings in response to the presence of any Hazardous Materials in, on, under, about or from the Premises or any adjoining property or violation of Environmental Laws, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials or violation of Environmental Laws which action or remedial action, settlement, consent or compromise might, in Landlord's reasonable judgment, impair the value of the Premises, Building or Building Site; provided, however, that Landlord's prior consent shall not be necessary in the event that the presence of Hazardous Materials in, on, under, about, or from the Premises or violation of Environmental Laws either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action, provided that in such event Tenant shall notify Landlord as soon as practicable of any action so taken.

(i)     Voluntary Action Program/No Further Action Letter.  Tenant acknowledges that Landlord is in the process of conducting a remediation of the Premises pursuant to Ohio’s Voluntary Action Program (“VAP”).  Tenant hereby acknowledges and agrees that Landlord shall have the right to enter upon the Premises, or any part thereof, for the purpose of conducting activities and operations under Landlord’s VAP remediation program.  Landlord shall use all reasonable efforts to avoid disruption of Tenant’s business activities on the Premises conducting such activities and operations.

(j)     Tenant Indemnification by Landlord.  Landlord hereby indemnifies and agrees to defend and hold harmless Tenant, its shareholders, directors, officers, employees, agents, successors and assigns, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the any Hazardous Materials in, on, under or about the Premises on or before the date of this Lease to the extent Landlord is indemnified against any such loss, damage, cost, expense or liability by any prior owner or operator of the Premises, or any part thereof, including, without limitation, [Utica Corporation] and [Textron Inc.] (herein a “Prior Owner”).  Upon receipt from Tenant of notice of any loss, damage, cost, expense or liability for which Landlord may be entitled to indemnification from any Prior Owner, Landlord agrees to promptly make claims against such Prior Owner for indemnification against such loss, damage, cost, expense or liability and shall pay such amount (less Landlord’s expenses in pursuing such indemnity) to Tenant.

SECTION 31 - OPTION TO PURCHASE.  In consideration of the Base Rent paid hereunder, the sufficiency of which is hereby acknowledged, Tenant is hereby granted an option to purchase the Premises at any time during the term of this Lease.  If the Tenant shall elect to exercise the aforesaid option, it shall do so by giving to the Landlord notice in writing of its intention to do so not later than [ninety (90)] days prior to the date that Tenant intends to purchase the Premises (the “Closing Date”) together with a non‑refundable Earnest Money Deposit of Thirty Thousand Dollars ($30,000.00), provided, that, if Tenant has not given Landlord notice prior to ninety (90) days before the expiration of the Term (as the same may be extended), this option to purchase shall be null and void.  If Tenant exercises this option, Tenant shall have the right to purchase the property at a purchase price of Two Million Dollars ($2,000,000.00), which purchase price shall be paid by wire transfer on the closing date. Landlord and Tenant shall join together to execute a Memorandum of Lease to evidence Tenant’s option to purchase the Premises.   If Tenant shall exercise the foregoing purchase option, the following provisions shall govern the sale of the Premises to Tenant:

(a)        The purchase price shall be as set forth above and the Closing shall occur on the Closing Date at a location in the Cleveland, Ohio area to be designated by Landlord. At the Closing, the Deed shall be delivered by Landlord to Tenant. After making the prorations and charges herein provided, the Title Company shall record the Deed, deliver to Landlord the balance of the Purchase Price and its escrow statement, and deliver to Tenant the Title Evidence, the recorded Deed (when received from the County Recorder), its escrow statement and any amounts due Tenant.  This Section shall be used as escrow instructions and the Title Company may attach its standard conditions of escrow hereto, provided, however, that in the event of an inconsistency between said standard conditions and these instructions, these instructions shall control. In addition, the Title Company shall file all informational reports required by the Internal Revenue Code as in effect on the Closing Date, including but not limited to, Form 1099‑B;

(b)        All real estate taxes and prepaid rents shall be prorated as of the day of closing based upon the latest available tax duplicates, with the closing date being treated as a day of ownership by Landlord.  All prorations shall be final and shall not be further adjusted by Landlord and Tenant;

(c)        Fee simple title shall be transferred by Limited Warranty Deed or Fiduciary Deed, as appropriate (the “Deed”) free and clear of all liens and encumbrances, subject to: (i) all easements, covenants, restrictions and other matters of record, (ii) all zoning or similar ordinances and regulations; (iii) all current real estate taxes and assessments, both general and special, which are a lien, but not yet due and payable on the Closing Date; and (iv) those items which would be shown by an accurate survey of the Premises, all of which Tenant agrees to accept;

(d)        This Lease shall automatically terminate upon the recordation of the deed from Landlord to Tenant;

(e)        Tenant shall have the right to obtain a standard ALTA Owner's Policy of Title Insurance (the "Title Evidence"), issued by a title insurance company to be designated by Landlord (the "Title Company") in an amount equal to the Purchase Price, showing title to be good in Tenant as required herein;

(f)        Tenant shall pay the following costs associated with the closing: (i) one-half of the escrow fee charged by the title company; (ii) all costs associated with the acquisition of the Title Evidence, including, without limitation, any premium, examination fee, commitment fee, underwriting fee and the costs of any endorsements; the cost of recording the deed; (iii) Tenant’s share of all prorations specified above; and (iv) any costs associated with obtaining a survey for the property.  Landlord shall pay the following costs: (w) one-half of the escrow fee charged by the title company; (x) all costs associated with the termination of any mortgage or other financing held by Landlord; (y) all transfer taxes and (z) Landlord’s share of all prorations specified above;

(g)        Landlord shall have no obligation to remove any defects, encumbrances or other impairments of title to the Premises, it being agreed that in the event Tenant objects to any title defect and Landlord is unable or refuses to cure such defect, Tenant’s sole remedy shall be to revoke its election to purchase the Premises;

Exhibit 10.1

(h)        Tenant agrees that it shall purchase the Property in its as-is, where-is condition on the date of closing, subject to all defects, both latent and patent.  The other terms and conditions of the purchase shall be in accordance with local custom; and

(i)         If Tenant shall fail to purchase the Premises following the exercise of the option by Tenant, Landlord shall have the right to retain the Earnest Money as liquidated damages, it being acknowledged that the actual damages are difficult to ascertain and the Earnest Money represents a fair approximation of what such damages would be. In addition, the Lease shall remain in full force and effect and Tenant shall have no other right or option to purchase the Premises.

                                [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed counterparts hereof, each of which shall have the same force and effect as if it were an original, this 7th day of March, 2006, as to Landlord, and this 7h day of March, 2006, as to Tenant.

           SHERMAN PROPERTIES, LLC

          an Ohio limited liability company

By: /s/ Pete Sherman____________________

Its: _________________________________

POWDERMET, INC.

a California corporation

By: /s/ Andrew Sherman________________

Its: CEO_____________________________